NORWEST BANKS                                        Commercial Installment Note
Name  Top Air Manufacturing, Inc.   Date             January  13, 1997
Promise to Pay: For Value received, the undersigned Borrower promises to pay to the order of Norwest Bank Iowa National Association (the "Bank") at 191 West Fifth Street, Waterloo, IA 50701 or such other place as the Bank or the holder of this promissory note (the "Note") may designate, the principal sum of One Million and NO /100 Dollars ($ 1,000,000.00), together with interest on the unpaid balance in accordance with the repayment terms set forth below.
Interest: The Borrower will pay interest (calculated on the basis of actual days elapsed in a 360 day year) on the unpaid principal balance at the following rate (the "Note Rate"):
    |_|  an annual rate of ________%.
    |X|  an annual rate equal to 0% in excess of the Base Rate, floating.
    |_| an annual rate which, for any month hereafter, shall be equal to ____ % above the Base Rate in effect on the ________ day of the preceding month, with an initial rate equal to _____%.
    |_|  an annual rate _____________.
If this |_| is checked and the Note Rate is variable, the Note Rate shall at no time be less than an annual rate of _____%, and shall at no time exceed an annual rate (if one is specified) of _____%. The annual rate of interest on this Note shall never exceed the maximum rate permitted by law. "Base Rate" means the rate of interest established by Northwest Bank Iowa , National Association from time to time as its "base" or "prime" rate. "Due Date" means the maturity date on which all unpaid principal and interest is scheduled to be repaid as stated in the Section entitled "Repayment Terms" or the date of the acceleration of this Note, whichever is earlier.
Repayment Terms: Unless payable sooner as a result of its acceleration, the Borrower shall pay this Note as follows:
|X| Fixed Installments of Principal and Interest. Principal and interest shall be paid together in 83 consecutive installments of $ 15,711.05 each, monthly beginning February 10, 1997, and on the same day of each month thereafter until December 10, 2003 , |_| plus irregular installments as follows: $ on ; $ on ; and $ on . On January 10, 2004 , the entire unpaid balance of principal and accrued but unpaid interest shall be due and payable. Each installment shall be applied first to accrued interest and the balance to principal.
|_| Fixed Principal Payments Plus Interest. Principal only shall be paid: |_| in consecutive installments of $ each, beginning , and on the same day of each thereafter until , plus a final payment on , when the entire unpaid balance of principal shall become due and payable. |_| $---------- on ; $------------- on ;
------------------------    -------------------------   ------------------------
---------------------------   and  in  addition,   interest   shall  be  payable
----------,  beginning ----------------,  and on the same day of each subsequent
-------.
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Late Fee: |_| Each time that a scheduled  payment is not paid when due or within
days afterwards, the Borrower will pay a late fee equal to |_| $------- ; |_| -------% of the full amount of the late payment; |_| the lesser of $------ or %------- of the full amount of the late payment.
|_| Additional Interest. Each time that a scheduled payment is not paid when due
or  within  days   afterwards,   the  Borrower  will  pay  additional   interest
("Additional Interest") which will begin accruing on the next calendar day on the entire unpaid principal balance at an annual rate of % in excess of the Note Rate. The Additional Interest will continue to accrue until all past due payments and any Additional Interest are paid in full. Acceptance by the Bank of any late fee or Additional Interest shall not constitute a waiver of any default hereunder.
Prepayment: The Borrower may prepay this Note at any time, in whole or in part, |X| without penalty |_| provided that at the time of prepayment the Borrower pays a prepayment penalty equal to % of the principal amount prepaid. Any
partial  payment  shall  be  applied  against  the  principal   portion  of  the
installments due in inverse order of maturity.
Other Fees: If this |_| is checked, the Borrower shall pay to the Bank a nonrefundable: |_| commitment fee, |_| facility fee, |_| documentation fee, |_| application and loan processing fee calculated as follows: (Choose one) |_| $----- ; |_| -----% of the principal amount of this Note, at the time this Note is signed.
This Note is Secured by: |_| a Mortgage  dated -----------, 19-- .
                         |_| a Mortgage  dated -----------, 19-- and other
                         collateral.
|_| This Note is given in  substitution  and replacement for (and not in payment
of) a previous Note of the undersigned, payable to the Bank, dated ------------, 19--. This Note |_| evidences indebtedness in addition to the indebtedness evidenced by the previous Note, or |_| evidences only a portion of the debt evidenced by the previous Note.
IMPORTANT: READ BEFORE SIGNING, THE TERMS OF THIS AGREEMENT AND ANY RELATED DOCUMENTS SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THE WRITTEN
CONTRACT(S)  MAY  BE  LEGALLY  ENFORCED.   YOU  MAY  CHANGE  THE  TERMS  OF  THE
AGREEMENT(S) ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.
The undersigned acknowledges receipt of a copy of this document.
Additional Terms: The terms set forth on the reverse are incorporated into and made a part of this Note.
Loan Purpose: The Borrower certifies that the proceeds of this loan will be used for business or agricultural purposes.
Name           Top Air Manufacturing, Inc.        By:      /s/  Steven R. Lind
Street address      317 Savannah Road By:     Steven R. Lind, President
City, State and ZIP     Cedar Falls, IA 50613     By:
         By: